JOINT VENTURE AGREEMENT
                                   BETWEEN
                             T/F PURIFINER, INC.,
                              T/F SYSTEMS, INC.,
                               CENTRAX LIMITED,
                               THE BARR FAMILY
                                     AND
                                 A.N. DAVIES

                           Joint Venture Agreement



                          DATED: 18TH December 1995
                          -------------------------

                             (1) TF Purifiner, Inc.

                             (2) TF Systems, Inc.

                             (3) Centrax Limited

                             (4) The Barr Family

                             (5) A.N. Davies

THIS AGREEMENT is made this eighteenth day of December 1995 and is between:

      (1) TF PURIFINER, INC. ("TF Inc."), a Delaware Corporation of 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426, United States of America.

      (2) TF SYSTEMS, INC. ("TFS"), a Delaware Corporation of 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426, United States of America.

      (3) CENTRAX LIMITED ("Centrax") whose registered office is at Swift House, 12A Upper Berkeley Street, London, WlH 7PE.

      (4) MR. R. H. H. BARR on his own behalf and on behalf of Mr. C. R. Barr and Mr. R. A. Barr c/o Centrax Ltd, Shaldon Road, Newton Abbot, Devon, TQ12 4SQ ("The Barr family").

      (5)   A.N. DAVIES ("AND") of Caseley Close, Lustleigh, Devon, TQ13 9TN

WHEREAS:

      (a) TF Inc. and TFS are in the business of designing, developing, manufacturing and marketing mobile bypass oil refining units and filters under the trademark "Purifiner" (hereinafter referred to as the "Products").

      (b) TF Inc. is the exclusive licensee of the US patent Nos. 4,189,351; 4,227,969; 4,289,583; 4,943,352 and pending patent applications and (TF Inc.) is the registered proprietor of the registered trademarks in the Territory set out in the Appendix 4 the ("Mark").

      (c)   TF Inc. and TFS are the owners of the Rights as defined in Clause 2.

IT IS AGREED AS FOLLOWS:

CLAUSE 1.      FORMATION OF JOINT VENTURE:

      1.1 The parties hereby agree to establish a new Joint Venture Company having the name TF Purifiner (Europe) Limited ("TF Ltd") and TF Inc. agrees to make such name available for use by TF Ltd with it's Articles of Association in the form annexed as Appendix 3 or such other form of Articles as TF Ltd may from time to time resolve.

      1.2 The business of TF Ltd shall be the exploitation of the Rights in the Territories or such other activities as TF Ltd may from time to time resolve.

CLAUSE 2.      RIGHTS:


      2.1 TF Inc. and TFS jointly and severally warrant to Centrax, to the Barr family and to AND that they have all necessary rights to make possess market or dispose of in any way whatever and to import to and to commercially exploit the Products in the Territories referred to in Clause 14 ("the Territory") together with the right to offer to do any of the foregoing together with the right to use the Mark ("the Rights") and that they have the right to assign to Ltd the Rights contained in Clause 2.2.

      2.2 By and subject to the terms of this Agreement, TF Ltd is hereby assigned by TFS and TF Inc. the irrevocable and exclusive rights to exploit the Rights free of charge in respect of all of the Products of TF Inc. and TFS (as now existing and developed in the future) in perpetuity except for royalty payments as defined in 10.2.

      2.3 For the avoidance of doubt, TF Inc. and/or TFS shall not be entitled to exercise their Rights, in the Territory covered by this Agreement, unless TF Ltd otherwise agrees.

CLAUSE 3.      APPROVAL OF MEMBERS:

               The provisions of this Agreement are conditional on and will not take effect until the terms of this Agreement are approved by an ordinary resolution of the Board members of TF Inc. and TFS in general meeting and TF Inc. and TFS shall use best endeavors to procure this as expeditiously as possible and, once obtained, the provision hereof will apply and in the event that approval is not obtained by 1st January 1996 this Agreement shall be of no further force or effect.

CLAUSE 4.      SHARE STRUCTURE:

               The shareholding in TF Ltd shall be structured as follows:

               (1) There shall be an authorized and issued share capital of 55,000 shares, value (pound)1 sterling each to be paid up by Centrax to be issued in three classes carrying the rights set out in the Articles of Association as follows:

                       25,000   'A'  shares  to  Centrax,  the  Barr Family or a
                                company representing the Barr family (voting)
                       25,000   'B' shares to be held by TF Inc.(voting)
                        5,000   'C' shares to AND (non-voting)

                      For a shareholder which is a corporation, it shall be permitted for any class of share to be registered in the name of an individual provided that such individual holds the shares as nominee of the shareholder concerned and written evidence acceptable to the Board of Directors is produced demonstrating that appointment.

CLAUSE 5.      FUNDING:

      5.1 If additional financing in excess of the original paid up capital of(pound)55,000 is needed such additional financing can be provided either by bank borrowing by TF Ltd or directly or indirectly by Centrax or the Barr family or a company representing the Barr family either as capital, non interest bearing loans or interest bearing loans as determined and agreed by the voting Directors of the TF Ltd Board and the Centrax Ltd Board for commercially sound reasons.

      5.2 Subject to Clause 5.1, Centrax or the Barr family agree to support and fund present and future TF Ltd operations until TF Ltd is self-funding. "Self Funding" shall mean a situation where TF Ltd is trading without indebtedness to Centrax, or with other financial support, security or guarantee provided by Centrax or the Barr family. It is the intention of the parties that TF Ltd should become self funding as soon as practicable.

CLAUSE 6.      DURATION:

      6.1 In the event that:- TF Inc. or TFS cease to trade or enters into liquidation then the Rights assigned under Clause 2.2 shall continue as the property of TF Ltd including the ownership of all patents, copyright, design and trademarks relevant to the Territory.

      6.2 In the case of TF Ltd liquidation or closure the Rights will revert to TF Inc. and TFS.

CLAUSE 7.      OWNERSHIP:

      7.1 If Centrax ceases to trade or if the Barr family transfers the whole of their shares in Centrax (more than 50%) as part of a disposal of Centrax's undertaking, it is agreed by the parties that those members of the Barr family, or a company representing the Barr family, who have signed Appendix 6, shall purchase from Centrax it's shareholding in TF Ltd and take an assignment and novation of Centrax's rights and obligations under this Agreement. Thereafter, if any member of the Barr family or a company representing the Barr family wish to sell their shares in TF Ltd it will be in accordance with the Articles of Association.

      7.2 In the event that the Ford family's holding in TF Inc. falls below 50% of the voting shares in TF Inc. for whatever reason AND the Ford family loses executive control of the Board of TF Inc., then the 'A' shareholders will have the right to appoint three voting Directors in respect of the 'A' shares and the 'B' shareholders will have the right to appoint two voting 'B' Directors.

CLAUSE 8.      DIVIDEND POLICY:

               Dividend Policy will be at the discretion of the Directors but with a minimum payment of 30% of post tax profit after deducting losses in prior years.

CLAUSE 9.      INTELLECTUAL PROPERTY:

               Such continued patent copyright design and trademark protection incurred since May 24, 1995 and agreed by the parties for all current and future Products in the Territories (as defined in Appendix 1) will be paid for by TF Ltd. All such rights in the Territory will be assigned to TF Ltd in perpetuity on the same basis as in Clause 2.2.

CLAUSE 10.     TECHNICAL DEVELOPMENTS:

      10.1 The intellectual property rights to any improvements to the Products produced by TF Ltd shall be the property of TF Ltd. TF Ltd agrees that the irrevocable exclusive rights to manufacture and market such improvements outside the Territory will ~e assigned back to TF Inc. on a similar royalty free basis to the assignment granted herein save that TF Ltd gives no warranty as to it's ability to grant such rights or that the exploitation of the same will not infringe the rights of third parties save for a warranty that it has not licensed any third party to exploit the same.

      10.2 The rights of all present or future developed designs or improve-ments or replacement for Products produced by TF Inc. or TFS shall be conferred to TF Ltd. on the same basis as set out herein save that in respect of the present royalty agreement that TF Inc. has in respect to filter elements with Byron Lefebvre and royalty payments to Robert " Malt, TF Ltd agrees not to act in any manner to cause TF Inc. to breach those agreements.


CLAUSE 11.     INDEMNITY:

               TF Inc. and TFS hereby indemnify TF Ltd against all and any loss costs claim or demand in relation to the use of the Rights and in relation to any claims regarding the manufacturing or marketing or intellectual property in the Products in the Territory that may be made by any third party.

CLAUSE 12.     ADMINISTRATION OF TF LTD:

               Will be initially as listed hereunder subject to change from time to time as approved by the Board of TF Ltd.

               The auditors shall be:- KPMG, Linacre House, Southernhay East, Exeter, Devon, England The bankers shall be:- Barclays Bank PLC, 40 Courtenay Street, Newton Abbot, Devon, England The solicitors shall be:- Messrs Bevan Ashford, Curzon House, Southernhay West, Exeter, Devon, EX4 3LY, England The Registered Office shall be:- C/O Messrs Bevan Ashford, Curzon House, Southernhay West, Exeter, Devon, EX4 3LY, England The Company Secretary shall be:- To be appointed

               The Accounting Reference Date shall be:- December 31st 1996 Secretarial and personnel services shall be provided by TF Ltd. The following shall be the Directors of TF Ltd.

               Richard Henry Howard Barr       Richard Charles Ford
               Charles Robert Barr             Lawrence Arnold Freedman
                              Albert Neal Davies

               Unless otherwise determined by the Board, the business premises of TF Ltd shall be located at:- C/O Centrax, Shaldon Road, Newton Abbot, Devon, TQ12 4SQ, England


CLAUSE 13.     MANUFACTURE OF THE PRODUCTS:

      13.1 The manufacture of the Products will commence in the Territory, through TF Ltd as soon as the Board of TF Ltd deem it appropriate. All design detail drawings and production processes will be passed to TF Ltd on the signing of this Agreement to allow production to proceed in the Territory as appropriate.
               Until such time as the manufacture of the Products by TF Ltd occurs in the Territory, TF Inc. will supply the Products against an agreed schedule and price structure as stated in Appendix 2.

      13.2 On signing of this Agreement, TF Ltd shall have the right to purchase individual items direct from the established US sourcing which TF Inc. and TFS will make available to TF Ltd as TF Ltd deems desirable and shall have the right to use TF Inc. and TFS existing tooling associated thereto on a no charge basis.

      13.3 On this Agreement coming into effect by the passing of the reso-lutions required by Clause 3, the terms of payment requiring 100% of the purchase price of the units, as defined in Appendix 2 attached, purchased from TF Inc., to be paid by wire transfer upon the placing of orders, will become valid providing that this amount will at no time exceed the outstanding balance of $100,000 of unfilled orders and until such time as production commences in the Territory or an alternative source of supply is agreed.

CLAUSE 14.     THE TERRITORY:

               The Territory covered by the Agreement is specified in Appendix I attached.

CLAUSE 15.     SUPPORT SERVICES:

               TF Inc. and TFS undertake to fully support TF Ltd in all technical and commercial matters. When TF Ltd requests a visit from TF Inc. or TFS personnel to it's Territory, TF Ltd will pay such personnel's reasonable out of pocket expenses.

CLAUSE 16.     COSTS:

      16.1 Subject to Clause 16.2, the parties shall bear their own costs of and incidental to the preparation, execution and implementation of this Agreement.

      16.2 Centrax will be entitled to charge TF Ltd all reasonable costs and expenses incurred arising by virtue of Centrax's investment and expenditure in setting up an outlet for the Products in the Territory and in particular those items or heads of cost set out in Appendix 5 but credit being given for revenue received. Reasonable costs to be approved by the Board of Directors of TF Ltd.

CLAUSE 17.     CONFIDENTIALITY AND RESTRICTED INFORMATION:

               Each Director of each of the parties hereto and of TF Ltd shall be entitled, whilst he holds office, to make full disclosure to any shareholder appointing him of any information relating to TF Ltd which that Director may acquire, but the shareholder and the Director receiving such information shall, for the duration of the Agreement and for one year thereafter, keep the same in strict confidence unless otherwise agreed.


CLAUSE 18.     DUTY OF ACTION:

               Each party shall, from time to time, do all such acts and execute all such documents as may reasonably be necessary in order to give effect to the provisions of this Agreement.

CLAUSE 19.     NOTICES AND SERVICE:

               Any notice or other information required or authorized under this Agreement shall be given by hand, telex, cable, facsimile or prepaid registered first class post (or datapost in the case of notices on any party outside the UK) to the relevant parties at the address of the registered or principal office of the relevant party (or to any such address as may be given by that party in writing from time to time).

               Service shall be deemed to have occurred and been effected two working days after the date of sending.

CLAUSE 20.     ANNOUNCEMENTS:

               Except as required by law or the requirements of any stock exchange, no party shall make any press or public announcements concerning any aspect of this Agreement without first obtaining the agreement of the other parties to the text of that announcement.


CLAUSE 21.     NATURE OF AGREEMENT:

               Nothing in this Agreement shall create or be deemed to create a partnership or the relationship of principal and agent between the parties or any of them. This Agreement contains the entire Agreement between the parties with respect to it's subject matter and may not be modified except by an instrument in writing signed by the duly authorized representatives of the party.

               If any provision of this Agreement is held by any court or other competent authority to be invalid or unenforceable in whole or in part, this Agreement shall continue to be valid as to it's other provisions and the remainder of the effected provision.

               No failure or delay by any part in exercising any of it's rights under this Agreement shall be deemed to be a waiver thereof and no waiver of a breach of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of the same of any other provision.


CLAUSE 22.     ARBITRATION:

               Any dispute between the parties arising from this Agreement shall be referred to and determined by arbitration under the International Arbitration Rules of the London Court of International Arbitration.

               This Clause shall not preclude the making of an application to the Court for injunctive relief.


CLAUSE 23.     JURISDICTION:

               This Agreement shall be governed by and construed in accordance with the Laws of England.

               The  parties   hereby  agree  to  submit  to  the   non-exclusive
               jurisdiction of the English Courts.

CLAUSE 24.     BINDING NATURE:

               The benefit and burden of this Agreement shall be binding on any permitted transferee of the shares in TF Ltd.

CLAUSE 25.     BREACH OF AGREEMENT:

               If any of the parties hereto fails to fulfill any obligation hereunder any injured party may give written notice of the breach to the defaulting party and if the breach is not remedied within 30 days the injured party may take whatever legal action is available to enforce the terms of this Agreement and to recover damages for breach provided always that rescission or termination shall not be a remedy available to any party. The election of any one or more remedy by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedy.


CLAUSE 26.     ARTICLES OF ASSOCIATION

               In the event of conflict the terms of Clause 7.2 hereof will prevail over those of the Articles of Association.

AS WITNESS whereof the parties have signed this Agreement the day and year first before hand



SIGNED BY: RICHARD C. FORD                            )
         ------------------------------
          /s/conformed                                )
for and on behalf of TF Purifiner, Inc.               )
in the presence of:


SIGNED BY: RICHARD C. FORD                            )
         ------------------------------
          /s/conformed                                )
for and on behalf of TF Systems, Inc.                 )
in the presence of:


SIGNED BY: RICHARD ANTHONY BARR                       )
for and on behalf of Centrax Limited                  )
in the presence of:                                   )

SIGNED BY: RICHARD HENRY HOWARD BARR                  )
for and on behalf of Barr family                      )
in the presence of:                                   )


SIGNED BY: ALBERT NEAL DAVIES                         )
in the presence of:                                   )

                                    APPENDIX
                                    --------
                                    TERRITORY
                                    ---------
                     COMPRISING OF THE FOLLOWING COUNTRIES:
                     --------------------------------------



E.E.C. COUNTRIES            E.F.T.A COUNTRIES           SOVIET UNION
----------------            -----------------           ------------
                                                           (former)
Belgium                     Austria                     Comprising:-
Denmark                     Finland                     Armenia
France                      Iceland                     Belarus
Germany                     Norway                      Estonia
Greece                      Sweden                      Georgia
Irish Republic              Switzerland                 Kazakhstan
Italy                                                   Kyrgyzstan
Luxembourg                                              Latvia
Netherlands                                             Lithuania
Portugal                                                Moldova
Spain                                                   Russia
United Kingdom                                          Tajikistan
                                                        Ukraine
                                                        Uzbekistan


EASTERN EUROPEAN            MIDDLE EAST                 YUGOSLAVIA
----------------            -----------                 ----------
                                                         (former)
Albania                     Arab Emirates               Comprising:-
Bulgaria                    Bahrain                     Bosnia
Cyprus                      Iran                        Croatia
Czech Republic              Iraq                        Herzegovina
Gibraltar                   Israel                      Macedonia
Hungary                     Jordan                      Serbia
Malta                       Kuwait                      Slovenia
Poland                      Lebanon
Romania                     Oman
Slovakia                    Qatar
Turkey                      Saudi Arabia
                            Syria
                            Yemen


AFRICA
------

Egypt
S. African Republic


All other territories world-wide, with the exception of USA and Mexico, to be open to supply by Agreement with TF Inc.


                                        Appendix 2
             TF PURIFINER, INC. 1995/1996 PRICES TO TF PURIFINER (EUROPE) LTD
             ----------------------------------------------------------------


                                                                                                   Batch
UNITS                            TF-8       TF-12       TF-24      TF-40       TF-60    TF-240    Refiner
-----                            ----       -----       -----      -----       -----    ------    -------
Suggested W/D
Selling Price                   $134        $278        $308        $359      $384       $539     $3,521

Cost TF (RM, Labour
and Malt Royalty)                $58.30      $96.05     $109        $124.10   $129.45    $148.85  $1,250.30

Current J.V. Cost/Unit           $86        $141        $160        $182      $189       $217     $1,826

FILTERS (PER CASE)
------------------

Current W/D Selling Price        $97         $87         $53         $74       $85       $119

Cost TF (RM, Labour and
Malt Royalty)                    $57.65      $21.32      $13.20      $17.26    $22.33     $27.41

J.V. Cost/Case                   $65.15      $31.80      $19.70      $25.75    $33.35     $40.90

Filter Royalty (5.75%)
plus*                             $3.99       $2.63       $2.00       $2.40     $2.86      $3.31

J.V. Cost/Case                   $69.14      $34.43      $21.70      $28.15    $36.21     $44.21

* Additional cost for changes to filter for increased cotton ($.50, improved felt pads ($.20) and additive cost (for $.48 case to $.96 case) Subject to normal future price increases related to inflation and supported cost increases


                                   APPENDIX 3
                                   ----------

Draft 11 December 1995:

                          The Companies Act 1985 - 1989

                             ----------------------

                            COMPANY LIMITED BY SHARES

                             ----------------------

                             ARTICLES OF ASSOCIATION

                                       OF

                         T.F. PURIFINER (EUROPE) LIMITED


           (adopted by Special Resolution passed on [_______________]
                                     199___)


================================================================================

                                   PRELIMINARY

1. The regulations contained in Table A in the Companies (Tables A to F) Regulations 1985 (as amended so as to affect companies first registered on the date of the adoption of these Articles) shall, except as hereinafter provided and so far as not excluded by or inconsistent with the provisions of these Articles, apply to the Company to the exclusion of all other regulations or Articles of Association. References herein to regulations in the said Table A unless otherwise stated.

                                  SHARE CAPITAL

2. The share capital of the Company at the date of the adoption of these Articles is(pound)55,000 divided in 25,000 'A' Shares of (pound)1 each and 5,000 'C' Shares of(pound)1 each. In the event that any 'A' Shares are transferred to a holder of 'B' Shares they shall automatically become denominated as 'B' Shares as the case may be and vice versa. The said 'A' 'B' and 'C' shares shall carry the respective voting rights and rights to appoint and remove Directors and be subject to the restrictions on transfer hereinafter provided, but in all other respects shall be identical and rank pari passu in all respects.

                                 ISSUE OF SHARES

3. Subject to Section 80 of the Companies Act 1985, all unissued shares shall be at the disposal of the Directors and Section 89(1) of the Companies Act 1985 shall not apply.

                               TRANSFER OF SHARES

4.1 Subject to the provisions of Regulation 24 any shares may at any time be transferred:-

         (a) by any individual member to the spouse mother father sister brother child or grandchild "privileged relation" of such member; or

         (b) by any such individual member to trustees to be held upon trust for such member and/or any privileged relation of such member ("the family trusts")

         (c) by any member being a company to a member of the same group of companies as the transferor company;

         (d) by any person entitled to shares in consequence of the death or bankruptcy of an individual member to any person or trustee to whom such individual member, if not dead or bankrupt, would be permitted hereunder to transfer the same; or

4.2 If a person to whom shares have been transferred pursuant to Article 4.1(b) shall cease to be a privileged relation or trustee, such person shall be bound, if and when required in writing by the Directors so to do, to give a transfer notice in respect of the shares concerned

4.3 If a transferee company ceases to be a member of the same group as the transferor company from which (whether directly or by a series of transfers under Article 4.1 shares derived) it shall be the duty of the transferee company to notify the Directors of the Company in writing that such event has occurred and the transferee company shall be bound, if and when required in writing by the Directors so to do, to give a transfer notice in respect of those Shares

4.4 Except as provided in paragraphs 4.1 to 4.3 no share in the Company shall be transferred by any member or other person entitled to transfer the same otherwise than in accordance with the following provisions:-

         (a) Any member or other person proposing to transfer any share (hereinafter referred to as "the proposing transferor") shall give notice in writing
               (hereinafter called "the transfer notice") to the Company that he desires to transfer the same. A transfer notice shall, on receipt by the Company, constitute the Company the agent of the proposing transferor for the sale to any member of the Company or any person approved by the Directors as eligible to be a member of the Company of the shares referred to therein at the fair value to be determined in accordance with sub Article (b) hereof. A transfer notice shall not be revocable except with the sanction of the Directors

         (b) The fair value of the shares included in a transfer notice shall be determined within 30 clear days of the transfer notice by the Auditor for the time being of the Company who shall at the request and expense of the Company certify in writing the sum which in his opinion is the fair value of the shares included int he transfer notice as at the date of the transfer notice. In certifying the fair value of the shares the Auditor shall be considered to be acting as an expert and not as an arbitrator and accordingly any provisions of law or statute relating to arbitration shall not apply

         (c) Within 10 clear days of the receipt of the Auditor's certificate any share included in any transfer notice shall in the first place be offered at the fair value by written notice (hereinafter called "the offer notice") to the other shareholders pro-rata amongst those other Shareholders their respective shareholdings. The offer notice shall specify the date of receipt by the Company of the transfer notice and the fair value of the shares as certified by the Auditor and shall invite the offeree to accept all or any of the shares so offered. The offer notice shall further limit the time in which the offer may be accepted (being not more than twenty clear days from the date of the offer notice) and if any person does not before expiry of such limit accept by notice in writing any share offered to him the offer in respect of any such share shall lapse

         (d) In the event any share comprised in the offer notice is not agreed to be purchased within the time for acceptance of the offer contained in the offer notice any share not so taken by the offeree named in the offer notice shall forthwith be offered by notice in writing at the fair value (hereinafter called "the option notice") to the members (other than the proposing transferor or to the member who did not accept the offer notice) as nearly as maybe in proportion to the shares held by them respectively. The option notice shall limit the time in which the offer may be accepted (being not more than 10 clear days from the date of the option notice) and if any member does not before expiry of such limit claim by notice in writing any share offered to him it shall be applied in accordance with sub Article (e) below. The Directors shall apply any share representing fractional entitlements in such manner as they shall think fit

         (e) If any share comprised in the option notice is not agreed to be purchased the member serving the transfer notice may forthwith offer any such share at not less than the fair value to any other person

         (f) The Directors may refuse to register a transfer of a share under this Article 4.4 if the transferee is not an existing member of the Company.

         (g) The provisions of this Article 4.4 shall not apply if all of the 'A' Members and 'B' Members of the Company consent in writing

                         PROCEEDING AT GENERAL MEETINGS

5. Unless agreed by the holders of a majority of the issued 'A' Shares and 'B' Shares all general meetings of the Company shall be held in the UK.

6. The quorum at any General Meeting shall be two or more members present in person or by proxy including one person being or representing a holder of any of the 'A' Shares and one person being or representing a holder of any of the 'B' Shares provided that if within thirty minutes of the time appointed for the meeting such quorum is not present such meeting shall be adjourned in accordance with Regulation 41. Regulation 40 shall be modified accordingly.

7. Subject to the provisions of the Act a resolution in writing signed by all the members for the time being entitled to receive notice of and attend and vote at General Meetings of the Company shall be as effective as if the same had been passed at a General Meeting of the Company duly convened and held and may consist of several documents signed by one or more persons. In the case of a corporation a resolution in writing may be signed on its behalf by a Director or the Secretary thereof or by its duly appointed attorney or duly authorised representative. Regulation 53 shall be extended accordingly.

                                 VOTE OF MEMBERS

8. On a show of hands every member who is the holder of 'A' Shares or the holder of 'B' Shares present in person shall have one vote, and on a poll every member who is the holder of 'A' Shares or the holder of 'B' Shares present in person or by proxy shall have one vote for every share of which he is the holder. Any Shareholder being the holder of 'C' Shares shall have no right to vote in respect of those 'C' Shares whether on a show of hands or on a poll. Regulation 54 shall not apply.

9. An instrument appointing a proxy (and, where it is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof) must either be delivered at such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting (or, if no place is so specified, at the registered office) at least one hour before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used or be delivered to the Secretary (or the chairman of the meeting) on the day and at the place of, but in any event before the time appointed for holding, the meeting or adjourned meeting or poll. An instrument of proxy shall not be treated as valid until such delivery shall have been effected. Regulation 62 shall not apply.

                               NUMBER OF DIRECTORS

10. The maximum number of Directors shall be five and shall consist of two persons who shall be designated as 'A' Directors (and shall be deemed to have been appointed under Article 12 by the holders of the 'A' Shares) and two persons who shall be designated at 'B' Directors (and shall be deemed to have been appointed under Article 12 by the holders of the 'B' Shares) and one person who shall be designated as the 'C' Director (and shall be deemed to have been appointed under Article 12 by the holders of the 'C' Shares). Regulation 64 shall not apply.

                               ALTERNATE DIRECTORS

11. The holders of a majority of any one class of shares may at any time appoint any person (including another Director) to be the alternate Director of any Director of the relevant class and may at any time terminate such appointment. Any such appointment or termination of appointment shall be effected in like manner as provided in Article 14 hereof. The same person may be appointed as the alternate Director of more than one Director. Regulations 65 to 68 shall not apply.

11.1 The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if the Director of whom he is the alternate ceases to be a Director.

11.2 An alternate Director shall be entitled to receive notices of all meetings of the Directors and of all committees of Directors of which the Director of whom he is the alternate is a member to attend and vote and be counted in the quorum at any such meeting at which the Director of whom he is the alternate is not personally present and generally to perform all the functions of the Director of whom he is the alternate in his absence and the provisions of these Articles shall apply as if he were a Director of the relevant class. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director his voting rights shall be cumulative.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

12. The holders of a majority of the 'A' Shares may from time to time appoint up to two persons to be Directors, and the holders of a majority of the 'B' Shares may from time to time appoint up to two persons to be Directors and the holders of the majority of the 'C' Shares may from time to time appoint one person to be a non-voting Director. In these Articles the expressions 'A' Director and 'B' Director and 'C' Director respectively designate Directors according to the class of shares holders of a majority of which have appointed or are deemed to have appointed them. The Directors shall not be subject to retirement by rotation. Regulations 73 to 80 shall not apply.

13. The office of a Director shall be vacated in any of the events specified in Regulation 81 and also if he shall be removed from office by the holders of a majority of the relevant class of shares.

14. Any such appointment or removal by the holders of a majority of the relevant class of shares shall be in writing served on the Company and signed by the holders of a majority of the issued 'A' Shares or 'B' Shares or 'C' Shares (as the case may be). In the case of a corporation such documents may be signed on its behalf by a Director or the Secretary thereof or by its duly appointed attorney or duly authorised representative.

                            PROCEEDINGS OF DIRECTORS

15. The 'A' Directors and the 'B' Directors and the 'C' Director shall be entitled to receive notice in accordance with these Articles and to attend meetings of the Board of Directors. Only the 'A' Directors and the 'B' Directors will be entitled to vote on resolutions of the Board of Directors and otherwise conduct the business affairs of the Company and the 'C' Director shall have no such rights as aforesaid.

16. Unless otherwise agreed by a majority for the time being of the 'A' Directors and of the 'B' Directors Board Meetings shall be held no less than two times in every year and twenty-one days' notice shall be given to each of the Directors of all meetings of the Board, at the address (within or outside the United Kingdom) notified from time to time by each Director to the Secretary of the Company and all such meetings (unless otherwise agreed) shall be held in the United Kingdom. Each such notice shall contain, inter alia, an agenda specifying in reasonable detail the matters to be discussed at the relevant meeting, shall be accompanied by all relevant papers for discussion at such meeting and, if sent to an address outside the United Kingdom, shall be sent by courier or by telefax.

17. A quorum at a meeting of Directors shall be two of which one shall be an 'A' Director and one a 'B' Director, provided that if within thirty minutes of the time appointed for the holding of any meeting of the Directors either an 'A' Director or a 'B' Director shall not be present the Directors present shall resolve to adjourn that meeting to a specified place and time (which shall not be earlier than three nor later than seven days after the date originally fixed for the meeting). An alternate Director shall be counted in the quorum in the same capacity as his appointor but so that not less than two individuals will constitute the quorum. Regulation 89 shall not apply.

18. No Director shall be appointed otherwise than as provided in these Articles. Regulation 90 shall be modified accordingly.

19. Unless the parties otherwise agree there shall be no chairman of the Board. If a chairman is appointed the person appointed shall not have a casting vote.

20. All business arising at any meeting of the Directors or of any committee of the Directors shall be determined only by resolution provided that if at any quorate meeting an 'A' Director is not present in person or represented by an alternate the votes of the 'A' Directors present in person represented by an alternate director shall be pro tanto increased so that such 'A' Directors shall be entitled to cast the same aggregate number of votes as would be cast by all 'A' Directors if they were all present this proviso also applying to the 'B' Directors mutatis mutandis.

21. On any matter in which a Director is in any way interested provided that he declares his interest in the manner provided by Section 317 of the Act he may nevertheless vote and be taken into account for the purposes of a quorum and (save as otherwise agreed) may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him thereunder or in consequence thereof. Regulations 94 and 98 shall be modified accordingly.

22. A resolution determined on without any meeting of the Directors and evidenced by writing signed by all the Directors entitled to vote shall be valid and effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted and the resolution may be contained in several documents in like form each signed by one or more Directors. Regulation 93 of Table A shall not apply.

23. Any director enabled to participate in the proceedings of a meeting by means of a telephone or other communication device which allows all the other Directors present at such meetings whether in person or by means of such communication device, to hear at all times such Director and such Director to hear at all times all other Directors present at such meeting (whether in person or by means of such type of communication device) shall be deemed to be present at such meeting and shall be counted when reckoning a quorum.

                                    INDEMNITY

24. Subject to the provisions of and so far as may be permitted by law, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admissions of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court. Regulation 118 shall not apply.

                         DIRECTORS' LIABILITY INSURANCE

25. Without prejudice to any other provision of these Articles the directors may purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, or of any company which is a subsidiary or subsidiary undertaking of the Company, or of any other company in which the Company has any interest whether direct or indirect or which is in any way allied to or associated with the Company or any such subsidiary, or of any of the predecessors in business of the Company or any such other company as aforesaid, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such predecessor or other company or subsidiary undertaking as aforesaid are or have been interested. Including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers, or offices in relation to the Company or any such predecessor or other company or subsidiary undertaking as aforesaid or any such pension fund. No director or former director shall be accountable to the Company or its members for any benefit provided pursuant to this Article 21 and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

                                      SEAL

26.1 In the first sentence of Regulation 101 of Table A, the words "Any seal adopted by the Company" shall be substituted for the words "The Seal".

26.2 Every share certificate shall be sealed with the seal (if any) of the Company or may be signed by a director and the secretary or by two directors, and the second sentence of Regulation 6 of Table A shall be amended accordingly.

                                  APPENDIX FOUR

                                TRADEMARK DETAILS

                       REGISTERED/FILED       APPLICATION NO.   REGISTRATION NO.
                       ----------------       ---------------   ----------------

Benelux                    1/4/94             798438                532234
CIS (Russia                2/10/94            157571                115666
Czechoslovakia             3/10/95
Denmark                    7/22/94            03666/1993            04816/1994
Finland                    9/5/94             2521/93               133965
France                     6/8/93             93/471240
Germany                    10/15/91           T31320/7WZ            2005055
Hungary                    6/10/93            135039                M9202203
Italy                      6/11/93            93C001089
Macedonia                  10/95
Norway                     6/8/93             932711
Poland                     4/15/94            108799                75,922
Portugal                   6/16/93            292580
Spain                      6/10/93            1766608
Sweden                     3/31/94            93-5373               256993
Switzerland                6/18/93            8276/1993             413956
United Kingdom             1/5/91             1451914               1451914

                                   APPENDIX 5

                                 NOT APPLICABLE

                                   APPENDIX 6

                                 NOT APPLICABLE